Exhibit 99.1

Contact:	Investors
Mary T. Conway
Conway Communications
1-781-772-1679
marytconway@comcast.net

SEACHANGE INTERNATIONAL REPORTS

SECOND QUARTER FISCAL 2019 RESULTS

ACTON, Mass. (September 5, 2018) –SeaChange International, Inc. (NASDAQ: SEAC) today reported second quarter fiscal 2019 revenue of $11.9 million and a U.S. GAAP loss from operations of $8.3 million, or $0.23 per basic share, compared to second quarter fiscal 2018 revenue of $17.2 million and U.S. GAAP loss from operations of $2.1 million, or $0.06 per basic share.

These results are in line with the preliminary results reported by the Company for the second quarter of fiscal 2019 on August 21, 2018.

The Company’s U.S. GAAP second quarter fiscal 2019 results included non-GAAP charges of $1.9 million, which consisted primarily of stock-based compensation of $0.9 million, amortization of intangible assets from prior acquisitions of $0.4 million and severance and other restructuring costs of $0.5 million, while second quarter fiscal 2018 results included non-GAAP charges of $1.1 million. The non-GAAP loss from operations in the second quarter of fiscal 2019 was $6.4 million, or $0.18 per basic share, compared to the second quarter of fiscal 2018 non-GAAP loss from operations of $1.0 million, or $0.03 per basic share.

For the first six months of fiscal 2019, the Company reported revenue of $26.8 million and a U.S. GAAP loss from operations of $13.4 million, or $0.38 per basic share, compared to revenue of $33.9 million and a U.S.GAAP loss from operations of $7.6 million, or $0.22 per basic share in the same period in the prior fiscal year. The non-GAAP loss from operations for the first six months of fiscal 2019 was $10.2 million, or $0.29 per basic share, compared to a non-GAAP loss from operations of $2.7 million, or $0.08 per basic share, in the first half of fiscal 2018.

Ed Terino, Chief Executive Officer, SeaChange, said, “While we are disappointed with the second quarter results, we believe that our strategy of pivoting to end-to-end solutions sold on a SaaS business model to video service providers, wireless carriers and ISP’s, as well as broadcasters and content owners, is taking hold. As we enter new market segments and expand geographies through partnerships, closing transactions is taking longer to achieve. However, we are very pleased by the market’s reaction to our innovative, subscription-based solutions portfolio,

cFlow™, and our end-to-end cloud-based video solution, PanoramiC. As we noted recently, several new customer transactions were delayed in closing during the second quarter. We expect these transactions to close in Q3. The increased interest in our new products, combined with our expanded traction with partners, especially in Latin and South America as well as Asia Pacific, should position us for improved results in the remainder of this fiscal year.”

Peter Faubert, Chief Financial Officer, SeaChange, said, “As we recognized that our second quarter results would not meet our expectations, we began taking steps to reduce our costs further, including implementing a cost reduction program expected to save $6 million on an annualized basis, with the goal of returning the Company to profitability and positive cash flow before the end of this fiscal year. While our cash burn in the second quarter was high due to our results of operations, unfavorable working capital changes and one-time uses of cash during the quarter, we expect to return to positive cash flow in the second half of the year as our topline results improve.”

SeaChange ended the second quarter of fiscal 2019 with cash, cash equivalents, restricted cash and marketable securities of $35.0 million, and no debt outstanding. In addition, the Company has completed the valuation analysis of its goodwill and other long-lived assets as of July 31, 2018, as required, and determined that no impairment has occurred.

Outlook

SeaChange anticipates third quarter fiscal 2019 revenue to be in the range of $16 million to $20 million, U.S. GAAP operating loss from operations of $0.15 to $0.06 per basic share, and non-GAAP operating results to be in the range of a loss from operations of $0.05 per basic share to operating income of $0.04 per fully diluted share.

For the full fiscal year 2019, the company now expects revenue in the range of $70 million to $75 million, U.S. GAAP operating loss of $0.37 to $0.26 per basic share and a non-GAAP operating loss between $0.15 to $0.04 per basic share. Previously the company had expected revenue between $80 to $90 million, US GAAP operating results between a loss of $0.06 per basic share to operating income of $0.09 per fully diluted share and non-GAAP operating income between $0.10 to $0.25 per fully diluted share.

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing of certain non-U.S. restructuring activities, and stock price fluctuations.

Conference Call

The Company will host a conference call to discuss its second quarter fiscal 2019 results at 5:00 p.m. ET today, Wednesday, September 5, 2018. The call may be accessed by dialing 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast on the Events page at investors.seachange.com. The webcast replay will be archived the same location.

About SeaChange International

For 25 years, SeaChange (Nasdaq: SEAC) has pioneered solutions to help video providers around the world manage and monetize their content. As the video industry rapidly evolves to meet the “anytime, anywhere” demands of today’s viewers, SeaChange’s comprehensive content, business, advertising, and experience management solutions provide a mature, network-agnostic, cloud-enabled platform of scalable core capabilities that video service providers, broadcasters, content owners and brand advertisers need to create the personalized, indivisual™ experiences that drive viewer engagement and monetization. For more information, please visit www.seachange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including regarding anticipated revenue, income from operations, cost savings and other financial matters, including the anticipated closing of transactions, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “seeks,” “intends,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including, without limitation, the following: the continued spending by the Company’s customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the success of our efforts to introduce SaaS-based multiscreen service offerings; the Company’s ability to successfully introduce new products or enhancements to existing products; the manner in which the multiscreen video and OTT markets develop; the Company’s transition to being a company that primarily provides software solutions; the Company’s ability to compete in the marketplace; any failure by the Company to respond to changing technology; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company’s large customers or the failure of revenue acceptance criteria in a given fiscal quarter; consolidation in the markets the Company serves; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of restructuring programs; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation relating to the Company’s intellectual property; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to realize the benefits of completed or future acquisitions; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to raise additional funds through capital markets on favorable terms and in a timely manner; the Company’s ability to access sufficient funding to finance desired growth and operations; the performance of the companies in which the Company has made equity investments; any impairment of the Company’s assets; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; possible adjustments to estimates resulting from the new tax legislation; any breach of the Company’s security measures and customer data or our data being obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; the volatility of our stock; actions that may be taken by significant stockholders; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; change in accounting standards; any weakness in the Company’s internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; terrorist acts, conflicts, wars and geopolitical uncertainties; and the Company’s Delaware anti-takeover provisions. These risks and other risk factors that could cause actual results to differ from those anticipated are detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2018. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange International, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	July 31,	January 31,
	2018	2018
Assets
Cash and cash equivalents	$24,393	$43,652
Restricted cash	547	9
Marketable securities	10,018	8,440
Accounts and other receivables, net	11,833	22,537
Unbilled receivables	5,330	3,101
Inventories, net	776	666
Prepaid expenses and other current assets	4,996	3,557
Property and equipment, net	8,954	9,471
Goodwill and intangible assets, net	25,433	26,882
Other assets	1,285	1,015

Total assets	$93,565	$119,330

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$7,115	$17,810
Deferred revenues	8,504	14,433
Deferred tax liabilities and income taxes payable	1,169	1,367
Other long term liabilities	—	—

Total liabilities	16,788	33,610

Total stockholders’ equity	76,777	85,720

Total liabilities and stockholders’ equity	$93,565	$119,330

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2018	2017	2018	2017
Revenues:
Products	$1,462	$5,039	$4,553	$7,788
Services	10,439	12,186	22,283	26,104

Total revenues	11,901	17,225	26,836	33,892

Cost of revenues:
Products	483	1,336	802	1,890
Services	4,955	4,218	10,486	10,198
Amortization of intangible assets	178	255	356	509
Stock-based compensation expense	(1)	—	—	2

Total cost of revenues	5,615	5,809	11,644	12,599

Gross profit	6,286	11,416	15,192	21,293

Operating expenses:
Research and development	5,157	6,399	10,641	11,777
Selling and marketing	3,685	2,439	7,071	5,376
General and administrative	4,021	3,084	8,015	6,727
Amortization of intangible assets	233	361	459	705
Stock-based compensation expense	924	653	1,802	1,528
Professional fees—other	—	—	—	21
Severance and other restructuring costs	536	563	590	2,710

Total operating expenses	14,556	13,499	28,578	28,844

Loss from operations	(8,270)	(2,083)	(13,386)	(7,551)
Other (expenses) income, net	(1,962)	589	(2,811)	955

Loss before income taxes	(10,232)	(1,494)	(16,197)	(6,596)
Income tax provision	(1,152)	35	(1,646)	304

Net loss	$(9,080)	$(1,529)	$(14,551)	$(6,900)

Net loss per share:
Basic	$(0.26)	$(0.05)	$(0.41)	$(0.20)

Diluted	$(0.26)	$(0.05)	$(0.41)	$(0.20)

Weighted average common shares outstanding:
Basic	35,649	35,351	35,628	35,331

Diluted	35,649	35,351	35,628	35,331

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Six Months Ended
	July 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(14,551)	$(6,900)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	737	1,198
Amortization of intangible assets	815	1,214
Stock-based compensation expense	1,802	1,530
Deferred income taxes	(758)	79
Other non-cash reconciling items, net	76	8
Changes in operating assets and liabilities, excluding impact of acquisition:
Accounts receivable	10,115	4,358
Unbilled receivables	(2,335)	2,558
Inventories	(165)	57
Prepaid expenses and other assets	(1,584)	8
Accounts payable	371	(2,594)
Accrued expenses	(10,640)	(3,193)
Deferred revenues	(5,729)	(870)
Other operating activities	2,430	230

Total cash used in operating activities	(19,416)	(2,317)

Cash flows from investing activities:
Purchases of property and equipment	(284)	(274)
Purchases of marketable securities	(4,354)	(4,501)
Proceeds from sale and maturity of marketable securities	2,761	4,449
Other investing activities	(60)	287

Total cash used in investing activities	(1,937)	(39)

Cash flows from financing activities:
Proceeds from issuance of common stock	73	26
Payments of withholding tax on RSU vesting	(34)	(36)

Total cash provided by (used in) financing activities	39	(10)

Effect of exchange rate changes on cash	2,593	(742)

Net decrease in cash, cash equivalents and restricted cash	(18,721)	(3,108)

Cash, cash equivalents and restricted cash, beginning of period	43,661	28,411

Cash, cash equivalents and restricted cash, end of period	$24,940	$25,303

Non-GAAP Measures

We define non-GAAP loss from operations as U.S. GAAP operating loss plus stock-based compensation expenses, amortization of intangible assets, provision for loss contract, non-operating professional fees and severance and other restructuring costs. We discuss non-GAAP loss from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP operating loss from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP loss from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP loss from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP loss from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP loss from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community in seeing SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Provision for Loss Contract. We entered a fixed-price customer contract on a multi-year arrangement, which included multiple vendors. As the system integrator on the project, we are subject to any cost overruns or increases with these vendors resulting in delays of acceptance by our customer. Delays of customer acceptance on this project result in incremental expenditures and require us to recognize a loss on this project in the period the determination is made. As a result, we recorded an estimated charge of $9.2 million in fiscal 2016. Subsequently, because of changes in the scope of the project and negotiations with the fixed-price customer, we recorded adjustments since fiscal 2016 totaling $4.7 million to reduce this estimated loss. We believe that the exclusion of this line item amount, which is recorded in cost of revenues – services, allows a comparison of operating results that would otherwise impair comparability between periods.

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues and operating expenses. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Professional Fees—Other. We have excluded the effect of legal and other professional costs associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are considered significant non-operating expenses.

Severance and Other Restructuring Costs. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP loss from operations for the three and six months ended July 31, 2018 and 2017 (amounts in thousands, except per share and percentage data):

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data and percentages)

	Three Months Ended			Three Months Ended
	July 31, 2018			July 31, 2017
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$1,462	$—	$1,462	$5,039	$—	$5,039
Services	10,439	—	10,439	12,186	—	12,186

Total revenues	11,901	—	11,901	17,225	—	17,225

Cost of revenues:
Products	483	—	483	1,336	—	1,336
Services	4,955	—	4,955	4,218	766	4,984
Amortization of intangible assets	178	(178)	—	255	(255)	—
Stock-based compensation	(1)	1	—	—	—	—

Total cost of revenues	5,615	(177)	5,438	5,809	511	6,320

Gross profit	6,286	177	6,463	11,416	(511)	10,905

Gross profit percentage	52.8%	1.5%	54.3%	66.3%	(3.0%)	63.3%
Operating expenses:
Research and development	5,157	—	5,157	6,399	—	6,399
Selling and marketing	3,685	—	3,685	2,439	—	2,439
General and administrative	4,021	—	4,021	3,084	—	3,084
Amortization of intangible assets	233	(233)	—	361	(361)	—
Stock-based compensation expense	924	(924)	—	653	(653)	—
Severance and other restructuring costs	536	(536)	—	563	(563)	—

Total operating expenses	14,556	(1,693)	12,863	13,499	(1,577)	11,922

(Loss) income from operations	$(8,270)	$1,870	$(6,400)	$(2,083)	$1,066	$(1,017)

(Loss) income from operations percentage	(69.5%)	15.7%	(53.8%)	(12.1%)	6.2%	(5.9%)
Weighted average common shares outstanding:
Basic	35,649	35,649	35,649	35,351	35,351	35,351

Diluted	35,649	36,299	35,649	35,351	35,565	35,351

Non-GAAP operating (loss) income per share:
Basic	$(0.23)	$0.05	$(0.18)	$(0.06)	$0.03	$(0.03)

Diluted	$(0.23)	$0.05	$(0.18)	$(0.06)	$0.03	$(0.03)

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data and percentages)

	Six Months Ended			Six Months Ended
	July 31, 2018			July 31, 2017
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$4,553	$—	$4,553	$7,788	$—	$7,788
Services	22,283	—	22,283	26,104	—	26,104

Total revenues	26,836	—	26,836	33,892	—	33,892

Cost of revenues:
Products	802	—	802	1,890	—	1,890
Services	10,486	—	10,486	10,198	593	10,791
Amortization of intangible assets	356	(356)	—	509	(509)	—
Stock-based compensation	—	—	—	2	(2)	—

Total cost of revenues	11,644	(356)	11,288	12,599	82	12,681

Gross profit	15,192	356	15,548	21,293	(82)	21,211

Gross profit percentage	56.6%	1.3%	57.9%	62.8%	(0.2%)	62.6%
Operating expenses:
Research and development	10,641	—	10,641	11,777	—	11,777
Selling and marketing	7,071	—	7,071	5,376	—	5,376
General and administrative	8,015	—	8,015	6,727	—	6,727
Amortization of intangible assets	459	(459)	—	705	(705)	—
Stock-based compensation expense	1,802	(1,802)	—	1,528	(1,528)	—
Professional fees—other	—	—	—	21	(21)	—
Severance and other restructuring costs	590	(590)	—	2,710	(2,710)	—

Total operating expenses	28,578	(2,851)	25,727	28,844	(4,964)	23,880

(Loss) income from operations	$(13,386)	$3,207	$(10,179)	$(7,551)	$4,882	$(2,669)

(Loss) income from operations percentage	(49.9%)	12.0%	(37.9%)	(22.3%)	14.4%	(7.9%)
Weighted average common shares outstanding:
Basic	35,628	35,628	35,628	35,331	35,331	35,331

Diluted	35,628	36,187	35,628	35,331	35,485	35,331

Non-GAAP operating (loss) income per share:
Basic	$(0.38)	$0.09	$(0.29)	$(0.22)	$0.14	$(0.08)

Diluted	$(0.38)	$0.09	$(0.29)	$(0.22)	$0.14	$(0.08)

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Gross Margins

(Unaudited, amounts in thousands except percentage data)

	Three Months Ended			Six Months Ended
	July 31, 2018			July 31, 2018
	Total	Product	Service	Total	Product	Service
Revenue	$11,901	$1,462	$10,439	$26,836	$4,553	$22,283
GAAP gross profit	$6,286	$972	$5,314	$15,192	$3,737	$11,455
Exclude provision for loss contract	—	—	—	—	—	—
Exclude amortization of intangible assets	178	7	171	356	14	342
Exclude stock based compensation	(1)	—	(1)	—	—	—

Non-GAAP gross profit	$6,463	$979	$5,484	$15,548	$3,751	$11,797

Non-GAAP gross profit, %	54.3%	67.0%	52.5%	57.9%	82.4%	52.9%

	Three Months Ended			Six Months Ended
	July 31, 2017			July 31, 2017
	Total	Product	Service	Total	Product	Service
Revenue	$17,225	$5,039	$12,186	$33,892	$7,788	$26,104
GAAP gross profit	$11,416	$3,677	$7,739	$21,293	$5,846	$15,447
Exclude provision for loss contract	(766)	—	(766)	(593)	—	(593)
Exclude amortization of intangible assets	255	26	229	509	52	457
Exclude stock based compensation	—	—	—	2	—	2

Non-GAAP gross profit	$10,905	$3,703	$7,202	$21,211	$5,898	$15,313

Non-GAAP gross profit, %	63.3%	73.5%	59.1%	62.6%	75.7%	58.7%

The following table reconciles the Company’s forecasted U.S. GAAP operating (loss) income per share to the Company’s forecasted non-GAAP operating income per share for the Company’s third fiscal quarter and full fiscal 2019:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

(Unaudited, amounts in thousands except per share data)

	Three Months Ended			Twelve Months Ended
	October 31, 2018			January 31, 2019
GAAP revenue guidance	$16,000	to	$20,000	$70,000	to	$75,000
GAAP loss from operations per basic share	$(0.15)		$(0.06)	$(0.37)		$(0.26)
Exclude stock compensation expense	0.02		0.02	0.08		0.08
Exclude amortization of intangible assets	0.02		0.02	0.08		0.08
Exclude professional fees associated with divestitures	—		—	—		—
Exclude restructuring costs	0.06		0.06	0.06		0.06

Non-GAAP (loss) income from operations per diluted or basic share	$(0.05)		$0.04	$(0.15)		$(0.04)

SeaChange International, Inc.

Supplemental Schedule—Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2018	2017	2018	2017
Product revenues:
Video platform	$524	$3,565	$3,339	$5,413
Advertising	609	—	609	—
User experience	7	149	24	267
Hardware	322	914	581	1,598
Third-party products	—	411	—	510

Total product revenues	1,462	5,039	4,553	7,788

Service revenues:
Maintenance and support	7,017	8,718	14,239	16,982
SaaS	63	313	193	1,707
Professional services—video platform	3,359	2,988	7,730	7,170
User experience	—	167	121	245

Total service revenues	10,439	12,186	22,283	26,104

Total revenues	$11,901	$17,225	$26,836	$33,892